UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2022

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2022, the Board of Directors, or Board, of Celularity Inc., or Celularity, named John R. Haines as Senior Executive Vice President, General Manager and Chief Administrative Officer and also named Bradley Glover, Ph.D., as Executive Vice President and Chief Operating Officer, succeeding Mr. Haines as Celularity’s principal operating officer, in each case with immediate effect.

In connection with these promotions, upon the recommendation of the Compensation Committee of the Board and as approved by the Board, each of Mr. Haines and Dr. Glover received an increase in base salary as provided in his respective employment agreement. Accordingly, Mr. Haines’ base salary is now $500,000 (increased from $450,000) and Dr. Glover’s base salary is now $450,000 (increased from $400,000).

Bradley Glover, Ph.D., 53, served as Celularity’s Executive Vice President and Chief Technology Officer since the July 2021 business combination, continuing in the role held since March 2021 at Celularity’s wholly-owned subsidiary, Celularity LLC. Prior to joining Celularity LLC, from August 2019 to March 2021, Dr. Glover served as Vice President Corporate Development, Head of Corporate Strategy & Operations at Kite Pharma, Inc., which he first joined in September 2016 and held several executive roles in corporate development and technical operations. Prior to Kite, Dr. Glover he held several roles of increasing responsibility at Genentech, Inc. (now part of the Roche Group) from 2008 through September 2016 in the areas of finance, strategy, supply chain operations and alliance management. Dr. Glover holds a Ph.D. in biochemistry and molecular genetics from the University of Colorado, an M.B.A. from the Rady School of Management at the University of California, San Diego, and a Bachelor of Science degree in biochemistry from the University of California San Diego. Dr. Glover was also a Jane Coffin Childs Medical Research Fellow at the University of California Berkeley.

Celularity entered into an employment agreement effective as of July 16, 2021, the business combination closing date, setting forth the terms of Dr. Glover’s employment as Chief Technical Officer with Celularity. The employment agreement incorporates Celularity’s Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Dr. Glover signed in connection with the employment agreement.

Pursuant to the employment agreement, Dr. Glover was entitled to an initial annual base salary of $400,000. Dr. Glover’s employment agreement also provided for an initial annual target bonus of up to 25% of his base salary (which the Compensation Committee subsequently increased to 45% in March 2022). Receipt of an annual bonus is subject to achievement of individual and company-wide annual performance goals, as set by Celularity and confirmed by the Board. Dr. Glover’s employment agreement provides that he is eligible to participate in Celularity’s standard benefit plans maintained for the benefit of similarly-situated employees. In connection with his employment by Celularity LLC, Dr. Glover received a $66,000 lump sum retention payment, which will be deemed earned 24 months after his March 29, 2021 start date. Dr. Glover’s employment agreement also contemplates expense reimbursement of up to $6,000 of month for a limited period of time after his start date, as well as up to $200,000 for relocation expenses.

Under Dr. Glover’s employment agreement, if he resigns for “good reason” or Celularity terminates his employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in Celularity’s equity incentive plan), then Dr. Glover will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) 12 months’ of accelerated vesting of his unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Dr. Glover must sign and not revoke a general release contained in a separation agreement in the form presented by Celularity, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with Celularity.

Under Dr. Glover’s employment agreement, if he resigns for “good reason” or Celularity terminates his employment without “cause”, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Dr. Glover will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of unvested equity awards. As a condition to receiving the foregoing severance benefits, Dr. Glover must sign and not revoke a general release contained in a separation agreement in the form presented by Celularity, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with Celularity.

Under Dr. Glovers employment agreement, if payments and benefits payable to Dr. Glover in connection with a change in control are subject to Section 4999 of the Internal Revenue Code of 1986, as amended, then such payments and benefits will equal an amount determined by Celularity in good faith to be the maximum amount that may be provided to Dr. Glover so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Dr. Glover receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Dr. Glover’s employment agreement, if Dr. Glover is terminated on account of his death or “disability” (as defined in the employment agreement), then Dr. Glover (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Dr. Glover (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by Celularity.

The foregoing description of Dr. Glover’s employment agreement is qualified by the full text of such agreement, which is filed as Exhibit 10.22 to the registration statement on Form S-4 (File No. 333-252402), filed with the Securities and Exchange Commission on June 22, 2021, and is incorporated herein by reference.

Dr. Glover is also party to Celularity’s standard indemnification agreement for executive officers, which requires Celularity, under the circumstances and to the extent provided for therein, to indemnify Dr. Glover to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him as a result of either of him being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that he is or was an executive officer of Celualrity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2022		CELULARITY INC.

	By:	/s/ Keary Dunn
Keary Dunn
Chief Legal Officer